Exhibit 10.1

SECOND AMENDMENT TO
LEASE AGREEMENT
This SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into to be effective on the 8th day of July, 2016 (“Second Amendment Effective Date”) by and between LAKESIDE CAMPUS PARTNERS, LP (“Landlord”) and REALPAGE, INC. (“Tenant”).
RECITALS:
A.    Landlord and Tenant entered into a Lease (the “Original Lease”), dated June 2, 2015 for the lease of 2201 Lakeside Blvd, Richardson, Texas 75082 (the “Lab Building”) and containing 399,788 square feet of rentable area (the “Original Premises”).
B.    Landlord and Tenant previously amended the Original Lease in a First Amendment to Lease Agreement, dated July 27, 2015, and further amended by a letter amendment, dated August 15, 2015, for the purpose of adding the Expansion Premises I to the Premises. Hereafter, reference to the word “Lease” shall mean the Original Lease as amended prior to the date of this Second Amendment.
C.    Landlord delivered possession of the Premises to Tenant on or about January 1, 2016.
D.    Tenant has substantially completed demolition of existing improvements in the Premises and has begun construction of the TI Work.
E.    Landlord and Tenant are in dispute as to whether the condition of the Premises on delivery complied with the requirements of the Lease, owing to unforeseen conditions discovered on demolition of the existing leasehold improvements.
F.    Landlord and Tenant desire to resolve the dispute and provide for the governance should new unforeseen conditions arise during the course of construction of the TI Work.
G.    Separately, Tenant has expressed concerns regarding the existing Non-FLS Generator, should it require replacement and Landlord does not elect to replace with a generator containing excess capacity sufficient for Tenant’s needs, then Tenant desires the right to install a replacement generator on the Project to provide electricity to Tenant.
H.    Separately, Tenant has requested that Landlord delay the modernization of the freight elevator serving the Lab Building to afford Tenant the use of the freight elevator during the course of construction of the TI Work.
I.    Separately, Tenant desires to modify the scope of the TI Work to include construction of a ramp, installation of HVAC improvements and remodeling of the exterior balcony adjacent to the “cafeteria” area of the Premises and overlooking the “lake feature.”
J.    Accordingly, Landlord and Tenant now desire to amend the Lease to provide for the following:
(i) an increase in the Tenant Improvement Allowance in conjunction with Tenant’s assuming responsibility (1) to construct a ramp for the Designated Areas, in a manner compliant with Applicable Laws; (2) to construct heating, venting and air conditioning (“HVAC”) improvements to the Phase II Premises;
(ii) an increase in the Tenant Improvement Allowance in conjunction with improvements made by Tenant to the Building Structure and Building Systems as of the date of this Second Amendment for which Landlord has agreed to reimburse Tenant;
(iii) a waiver of certain provisions of Paragraph 4 of the Lease and modification of Landlord’s obligations based on the increases in the Tenant Improvement Allowance described in subparts (i) and (ii), hereof;
(iv) afford Tenant the right to install and maintain a replacement generator or, at Landlord’s option, join in a replacement generator should Landlord elect to replace the Non-FLS Generator;
(v) permit Landlord to delay modernization of the freight elevator serving the Lab Building portion of the Premises; and

SECOND AMENDMENT TO LEASE AGREEMENT

(vi) afford Tenant the right to remodel the exterior balcony adjacent to the cafeteria areas of the Premises; all in accordance with the terms, conditions and other provisions set forth below.
SECOND AMENDMENT:
NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and promises contained herein, the parties agree to amend the Lease as follows:
1.    Recitals. The foregoing recitals are hereby incorporated into this Second Amendment, by reference.
2.    Additional TI Work (to be performed). Tenant agrees to increase the scope of the TI Work as follows:
(i)    Tenant shall cause the Contractor to construct a ramp to the cafeteria portion of the Designated Areas of the Phase I Premises to permit access by disabled persons to the Designated Area (the “Ramp Work”). The Ramp Work shall be constructed in accordance with the plans previously submitted to and approved by Landlord and otherwise in compliance with all Applicable Laws, including, without limitation, the Disability Acts.
(ii)    Tenant shall cause the Contractor to construct improvements to bring HVAC services to the Phase II Premises in accordance with plans and specifications, dated November 6, 2015, drawn by BOKA Powell and approved by the Architect as sufficient to provide the HVAC services to the Phase II Premises to achieve compliance with the provisions of Paragraph 14 of the Lease (the “Phase II Premises HVAC Work”).
To the extent the foregoing shall require a Change Order under the provisions of Paragraph 5 of Exhibit “D” to the Lease, Landlord is hereby deemed to approve of the foregoing Ramp Work and Phase II Premises HVAC Work. Should Tenant elect to make any changes to the Ramp Work or the Phase II Premises HVAC Work, any such changes shall require another Change Order and be subject to Landlord’s approval. By reason of Tenant’s agreement herein to cause the Contractor to undertake the Ramp Work and the Phase II Premises HVAC Work, Landlord shall no longer have any obligation under the provisions of the Lease (A) to construct improvements to bring the Designated Area within the cafeteria into compliance with Applicable Laws or correct any defects in the Ramp Work, including reconstructing the ramp if required to comply with provisions of Applicable Law, or (B) to the extent Landlord’s design for the Phase II Premises HVAC Work is not defective, to provide equipment adequate to enable HVAC services to the Phase II Premises in sufficient quantities under the provisions of the Lease or responsible for correcting any defects in the installation of the HVAC Work, all of which hereafter shall be the obligation of Tenant.
3.    Additional Work (performed or to be performed). Tenant has performed, or agrees to perform, the following additional work (in addition to the TI Work), at Tenant’s sole cost and expense (collectively, “Additional Work”):
(i)    Replace “exterior wall” insulation, i.e., insulation along perimeter walls/soffit on floors 1, 2 and 3 of the Lab Building;
(ii)    Install insulation to the west side soffit between the first floor and ground level;
(iii)    Install a fire line, backflow preventer, excluding ancillary improvements to weatherproof the installation (which excluded work shall be performed by Landlord, at its sole cost and expense); and
(iv)    Remove additional cable and wiring in the portion of the Premises located in the Tower Building.
To the extent the foregoing may have constituted a Change Order under the provisions of Paragraph 5 of Exhibit “D” to the Lease, Landlord has approved, and hereby is deemed to have approved, of the foregoing Additional Work.
4.    Tenant Improvement Allowance. Landlord agrees to increase the Tenant Improvement Allowance up to the following amounts:
(i)    $8,651.59 allocable for the Ramp Work;
(ii)    $949,566.00 allocable for the Phase II Premises HVAC Work;
(iii)    $45,759.07 allocable to reimburse Tenant for additional work performed, or to be performed by Tenant as described in Paragraph 3(i) ($25,030.38); Paragraph 3(ii) ($7,698.54); and Paragraph 3(iii) ($13,030.15) of this Second Amendment).

SECOND AMENDMENT TO LEASE AGREEMENT

With respect to the work referenced in subparts (i) and (ii) of this Paragraph 4 of this Second Amendment, Tenant shall cause the Contractor to provide separate invoices for the portion of the TI Work performed by Contractor related to the Ramp Work or for the portion of the TI Work related to the Phase II Premises HVAC Work. Landlord shall reimburse Tenant for costs incurred for work under subparts (i) and (ii) (up to the respective amounts set forth above) as it would for any other Draw Request as set forth in the provisions of Paragraph 4(c) of Exhibit “D”, the Work Letter, attached to the Lease.
With respect to the work referenced in subpart (iii) of this Paragraph 4 of this Second Amendment, Landlord acknowledges the work has been performed by Tenant or will be performed by Tenant, and Tenant has, or will, furnish invoices to Landlord, and Landlord shall reimburse Tenant this amount with the next Draw Request submitted after the date of this Second Amendment not to exceed the amount set forth in subpart (iii) hereof.
5.    Waiver. Tenant has advised Landlord of any objections as to any condition of delivery of the Premises known to Tenant as of the date of this Second Amendment, which may not comply with the requirements of the Lease. Landlord and Tenant hereby agree that Tenant shall have until July 15, 2016 to advise Landlord of any further objections Tenant may have to acceptance of the Premises in the condition required for delivery of possession under the provisions of Paragraph 5(a) of the Lease. If Tenant does not discover any further conditions in the Premises that are Landlord’s responsibility under the provisions of Paragraph 5(a) by July 15, 2016 or discovers some additional conditions for which no notice is given to Landlord prior to July 15, 2016, then Tenant shall be deemed to have accepted delivery of the Premises in the condition required under Paragraph 5(a) as of such date, subject to cure of those conditions for which timely notice is given, as hereinafter described. Tenant hereby waives, on execution of this Second Amendment, the following with respect to the delivery of the Premises pursuant to Paragraph 5(a) of the Lease: (i) the right to terminate the Lease, and the ancillary rights afforded Tenant under the provisions of Paragraph 4(f); (ii) any right to delay the Phase I Rent Commencement Date under the provisions of Paragraph 4(c) or the Phase II Rent Commencement Date under the provisions of Paragraph 4(c), and the ancillary rights afforded Tenant under the provisions of Paragraph 4(c); and (iii) any right to holdover costs and the ancillary rights afforded Tenant under the provisions of Paragraph 4(e). Should Tenant discover any further conditions in the Premises, after the date of this Second Amendment and before July 15, 2016, that may violate the delivery of the Premises in the condition required by Paragraph 5(a), Tenant shall give prompt written notice to Landlord specifying the nature of the defect. Thereafter, Landlord and Tenant shall cooperate to resolve responsibility to cure the defect, the timing of the cure and payment of cost to cure. Regardless of the resolution of responsibility for the cure, Landlord and Tenant shall use reasonable efforts to promptly obtain written bids as to the cost to cure, and agree to proceed with the cure within a reasonable time period. Landlord and Tenant shall in good faith endeavor to select a contractor to perform the cure within ten (10) days after receipt of the last of the bids. If Landlord and Tenant fail to reach agreement on a bid within the ten (10) day period, Tenant may proceed to select the contractor and proceed with the cure. If responsibility for the cure is subsequently determined to be Landlord’s under the provisions of the Lease, then Landlord shall reimburse Tenant the costs incurred to cure within thirty (30) days after such determination.
6.    Generator.
(a)    Should Landlord, in its sole discretion, determine the Non-FLS Generator described in Paragraph 60 of the Lease requires replacement, Landlord shall give written notice to Tenant within thirty (30) days of notice of the necessity to replace the generator and of Landlord’s election as to one the following: (i) not to replace the Non-FLS Generator; (ii) to replace the Non-FLS Generator with a smaller generator that will not generate excess power beyond the needs of Landlord for the Project; or (iii) to replace the Non-FLS Generator with one containing equivalent rated capacity or greater capacity to the generator being replaced.
(b)    Should the Non-FLS Generator described in Paragraph 60 of the Lease cease to operate, Landlord shall give written notice to Tenant within ten (10) days of the failure of the generator, and of Landlord’s election as to one the following: (i) not to replace the Non-FLS Generator; (ii) to replace the Non-FLS Generator with a smaller generator that will not generate excess power beyond the needs of Landlord for the Project; or (iii) to replace the Non-FLS Generator with one containing equivalent rated capacity or greater capacity to the generator being replaced.
(c)    If Landlord elects in the written notice to Tenant the option under either Paragraph 6(a)(i) or (ii) Paragraph 6(b)(i) or (ii) of this Second Amendment, Tenant may install a replacement generator of its own in the location denoted on Exhibit “B – 2nd Amendment”, attached hereto, or such other location as Landlord and Tenant may mutually agree upon. If Tenant elects to install a replacement generator, it shall be at Tenant’s sole cost and

SECOND AMENDMENT TO LEASE AGREEMENT

expense, and the provisions governing Alterations set forth in the Lease shall apply, including the following: (i) Tenant shall submit to Landlord for approval prior to installation the plans and specifications setting forth a description of the proposed replacement generator to be installed and other provisions of installation; (ii) Tenant shall be solely responsible for obtaining any and all permits from governmental authority requisite to installation of the replacement generator; (iii) Tenant shall coordinate the actual installation, including the tie-in to existing Building Systems, with Landlord; and (iv) Tenant shall repair any damage to the Project occurring by reason of the installation of the replacement generator. Notwithstanding anything to the contrary, any installation of the replacement generator by Tenant must not adversely affect the Building Systems or Building Structure. Once Tenant installs such replacement generator, Tenant shall be solely responsible for the costs to operate and maintain the replacement generator during the Term. The provisions of the Lease associated with the Non-FLS Generator shall apply to any replacement Non-FLS Generator, except for purposes of the Lease, any such replacement Non-FLS Generator installed by Tenant pursuant to this Paragraph 6(c) shall be deemed to be an Alteration, and not a Non-removable Improvement.
(d)    If Landlord elects the option under Paragraph 6(a)(iii) or Paragraph 6(b)(iii) of this Second Amendment, Landlord shall obtain bids with respect to the cost to replace the Non-FLS Generator with a generator of equivalent or greater power capacity and shall notify Tenant of the bids. Within ten (10) days after receipt of the last of the bids, Landlord and Tenant shall review the bids and mutually select the generator to replace the Non-FLS Generator. Following selection, Landlord shall retain the contractor and replace the Non-FLS Generator with the replacement Non-FLS Generator on which the parties agreed. Following installation, Landlord shall send to Tenant copies of the invoices related to the costs to purchase and install the replacement generator. Tenant shall reimburse to Landlord within thirty (30) days after delivery to Tenant the invoices a percentage of the cost to purchase and install the replacement generator in an amount equal to the percentage calculated by taking ½ of the excess capacity (over the capacity allocated to Landlord). Thereafter, the cost of operating, maintaining and repairing the replacement Non-FLS Generator shall be included in Operating Expenses using a ratio whereby the numerator is the percentage of capacity used by Tenant of the replacement Non-FSL Generator in and the denominator is the total capacity of the replacement non-FSL Generator.
7.    Freight Elevator Modernization. Landlord and Tenant hereby agree that Landlord’s obligation to modernize the freight elevator serving the Lab Building, as included in the obligations set forth in Paragraph 5(c)(i) of the Lease, shall be delayed until March 31, 2017. Tenant agrees that beginning September 1, 2016 until the earlier of completion of the modernization work or March 31, 2017, Landlord may prohibit use of the freight elevator by Tenant, its employees, agents, contractors and other invitees to permit Landlord’s contractor to work on installing the equipment to modernize the freight elevator.
8.    Balcony Work. Reference is made to the existing brick wall along the exterior balcony depicted in the picture attached as Exhibit “A – 2nd Amendment”. In conjunction with performance of the TI Work, Landlord agrees that Tenant may remove the brick wall along the balcony and install new metal railing in its place (“Balcony Work”), at Tenant’s sole cost and expense, and subject to the following:
(i)    Tenant shall obtain a report or certificate, sealed by a qualified, licensed structural engineer, confirming that the removal of the brick wall will not affect the structural integrity of the balcony and related structure of the Lab Building to which it is attached (Landlord may obtain an independent review of such report by another qualified structural engineer, at Tenant’s cost and expense);
(ii)    The cost to repair and maintain the new railing and exterior portions of the balcony shall be included in Operating Expenses allocable to the Lab Building. The new metal railing will be of rustproof material; and
(iii)    Tenant shall perform the Balcony Work in accordance with all other provisions of the Lease governing performance of the TI Work, including submission of plans and specifications for Landlord’s approval of the Balcony Work, prior to commencing any such replacement and installation.
9.    Notice of Non-Responsibility. Landlord may post a Notice of Non-Responsibility on the Premises and file same of record. The notice shall be substantially in the form attached hereto as Exhibit “C – 2nd Amendment”. Nothing contained in the Notice of Non-Responsibility shall be deemed to diminish the obligations of Landlord to Tenant to pay the Tenant Improvement Allowance in accordance with the provisions of Exhibit “D” to the Lease.

SECOND AMENDMENT TO LEASE AGREEMENT

10.    Defined Terms. Each capitalized term used in this Second Amendment and not defined herein will have the meaning assigned to such term in the Lease.
11.    Conflict. In the event of a conflict between the provisions of this Second Amendment and those of the Lease, the provisions of this Second Amendment will govern and control.
12.    Binding Effect. Except as expressly provided in this Second Amendment, the terms and provisions of the Lease, as previously executed by the parties, shall continue to govern the rights and obligations of the parties and all provisions and covenants of the Lease, as herein amended, remain in full force and effect. The Lease and this Second Amendment constitute the entire understanding and agreement between Landlord and Tenant regarding the subject matter thereof and supersede all other prior written or oral understandings and agreements between Landlord and Tenant with respect thereto and shall constitute but one instrument. Except as expressly set forth herein, neither Landlord nor any of Landlord’s agents or representatives have made any representation or promise, express or implied, in connection with this Second Amendment.
13.    Authority. Each of Landlord and Tenant represents and warrants that (a) the person executing this Second Amendment on behalf of such party is duly authorized and empowered to do so on behalf of Tenant, (b) such party has full right and authority to enter into this Second Amendment, and (c) upon full execution, this Second Amendment constitutes the valid and binding obligations of such party, as herein provided.
14.    Counterparts; Electronic Means. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This document may be executed by a party’s signature transmitted by electronic means, including by facsimile or electronic mail (“Electronic Means”), and copies of this document executed and delivered by Electronic Means shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon signatures transmitted by Electronic Means as if such signatures were originals. Any party executing and delivering this document by Electronic Means shall promptly thereafter deliver a counterpart signature page of this document containing said party’s original signature by first class mail or overnight delivery, but the failure to send by mail or overnight delivery shall not diminish the effectiveness of the transmission by Electronic Means. All parties hereto agree that a signature page transmitted by Electronic Means may be introduced into evidence in any proceeding arising out of or related to this document as if it were an original signature page.

[SIGNATURE PAGE FOLLOWS]

SECOND AMENDMENT TO LEASE AGREEMENT

EXECUTED to be effective on the date first written above.

LANDLORD:
LAKESIDE CAMPUS PARTNERS, LP,
a Delaware limited partnership

By:    Lakeside Campus Partners GP, LLC
a Delaware limited liability company,
its general partner

By:    /s/ Marija Tatic

Name:    Marija Tatic

Title:     Vice President

TENANT:
REALPAGE, INC.,
a Delaware corporation

By:    /s/ William Bryan Hill

Name:    William Bryan Hill

Title:     Chief Financial Officer

Attachment    -    Exhibit “A – 2nd Amendment” - Depiction of Balcony Area
Exhibit “B – 2nd Amendment” - Location for Replacement Generator
Exhibit “C – 2nd Amendment” - Notice of Non-Responsibility

SECOND AMENDMENT TO LEASE AGREEMENT

EXHIBIT “A”
LEGAL DESCRIPTION
Being Lot 3, Block 1 of Replat, GREENWAY-BLOCK 1, LOT 3, SUBDIVISION, an Addition to the city of Richardson, Dallas County, Texas, according to the plat thereof recorded in Volume 91207, Page 1625, Map Records, Dallas County, Texas.

EXHIBIT “A – 2ND AMENDMENT”
DEPICTION OF BALCONY AREA

EXHIBIT “A – 2ND AMENDMENT”

DEPICTION OF BALCONY AREA

EXHIBIT “A – 2ND AMENDMENT”
DEPICTION OF BALCONY AREA

EXHIBIT “B – 2ND AMENDMENT”
LOCATION OF REPLACEMENT GENERATOR

FURTURE GENERATOR OPTIONS FOR REAL PAGE

75
Central Expy
Central Trail
Central Trail
Central Trail
N Central Expy
Lakeside Blvd
Lakeside Blvd
Waterwo
Lake
OPTION #1
Frontier Communications

EXHIBIT “B – 2ND AMENDMENT”
LOCATION OF REPLACEMENT GENERATOR

EXHIBIT “C – 2ND AMENDMENT”
FORM OF NOTICE OF NON-RESPONSBILITY
STATE OF TEXAS        §
§
COUNTY OF DALLAS        §

NOTICE OF NON-RESPONSIBILITY
Notice is hereby given that:

1.	The undersigned is the owner of the Property described on Exhibit “A” attached hereto.

2.	Property Address: 2201 and 2221 Lakeside Boulevard, Richardson, Texas.

3.	Name of Tenant: RealPage, Inc.

4.
The undersigned, as owner, advises it will not be responsible for any improvements or claims thereto, nor for any labor, services, equipment or material furnished or to be furnished to the Property for which Tenant contracted.

LANDLORD:

LAKESIDE CAMPUS PARTNERS, LP,
a Delaware limited partnership

By:    Lakeside Campus Partners GP, LLC
a Delaware limited liability company,
its general partner

By:    _________________________

Name:    _________________________

Title:     _________________________

EXHIBIT “A”

ACKNOWLEDGEMENT

STATE OF TEXAS        §
§
COUNTY OF ________________    §

This instrument was acknowledged before me on the ____ day of ____________, 2016, by ___________________________, Manager of Lakeside Campus Partners GP, LLC, a Delaware limited liability company, as general partner of LAKESIDE CAMPUS PARTNERS, LP, a Delaware limited partnership, on behalf of said limited partnership.

____________________________________
Notary Public, State of Texas

EXHIBIT “A”